EXHIBIT 99.2

SYNNEX CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of SYNNEX Corporation (the “Company” or “SYNNEX”) and Redmond Group of Companies, (“RGC”) after giving effect to the Company’s acquisition of RGC (the “Acquisition”) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. SYNNEX Canada Limited (“SYNNEX Canada”), a Canadian subsidiary of SYNNEX, acquired substantially all of the assets of RGC on May 1, 2007.

The unaudited pro forma condensed combined balance sheet as of February 28, 2007 is presented as if the Acquisition occurred on February 28, 2007. The unaudited pro forma condensed combined statement of operations of SYNNEX and RGC for the year ended November 30, 2006 and first quarter ended February 28, 2007 are presented as if the Acquisition had taken place on December 1, 2005. The combined and consolidated financial statements of RGC are as of March 31, 2007 and for the three months then ended and the year ended December 31, 2006.

Pursuant to the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to the unaudited pro forma combined condensed financial statements, has been allocated to the assets acquired and liabilities assumed, as applicable, based on their respective estimated fair values. SYNNEX’s management evaluated the excess of the estimated purchase price over the net tangible assets acquired and determined there were no separately identifiable acquired intangible assets, as RGC’s purchased operations consisted primarily of distributing products; accordingly, such excess was recorded as goodwill. In accordance with the acquisition agreement, $3.1 million of the purchase price was not distributed pending the finalization of the net tangible assets acquired. Changes to the net tangible assets acquired, primarily relating to inventory and accounts receivable, will result in a corresponding increase or decrease in the final purchase price.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of SYNNEX that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of SYNNEX. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that the Company may achieve with respect to the combined companies. The unaudited pro forma condensed combined financial statements should be read in conjunction with SYNNEX’s historical consolidated financial statements and accompanying notes in SYNNEX’s annual reports on Form 10-K and RGC’s combined and consolidated financial statements as of December 31, 2006 and for the two years then ended which are incorporated herein as Exhibit 99.2.

SYNNEX CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands)

	Historical
	February 28, 2007	March 31, 2007	Pro Forma Adjustments		Pro Forma Combined
	SYNNEX Corporation	RGC
Assets
Current assets:
Cash and cash equivalents	$22,473	$—	$—		$22,473
Short-term investments	14,986	—	—		14,986
Accounts receivable, net	683,602	20,442	—		704,044
Inventories	524,300	25,472	—		549,772
Other current assets	42,365	1,441	(815	)(A),(C)	42,991

Total current assets	1,287,726	47,355	(815)		1,334,266
Property and equipment, net	40,182	1,544	(646	)(A)	41,080
Goodwill	56,373	1,977	14,453	(B)	72,803
Intangible assets, net	17,037	9,734	(9,734	)(B)	17,037
Long-term deferred assets	126,244	—	—		126,244
Other assets	22,715	9,175	(9,175	)(A),(C)	22,715

Total assets	$1,550,277	$69,785	$(5,917)		$1,614,145

Liabilities and Stockholders’ Equity
Current liabilities:					—
Borrowings under securitization and lines of credit	$243,973	$11,312	$26,247	(D)	$281,532
Accounts payable and accrued liabilities	615,926	20,889	5,420	(E)	642,235
Current deferred liabilities	28,389	—	—		28,389

Total current liabilities	888,288	32,201	31,667		952,156
					—
Long-term borrowings	41,715	—	—		41,715
Long-term liabilities	11,048	—	—		11,048
Long-term deferred liabilities	81,432	—	—		81,432
Deferred income taxes	1,205	2,203	(2,203	)(C)	1,205

Total liabilities	1,023,688	34,404	29,464		1,087,556

Stockholders’ equity:
Preferred stock	—	—			—
Common stock	31	36,842	(36,842	)(F)	31
Additional paid-in-capital	184,172	1,904	(1,904	)(F)	184,172
Accumulated other comprehensive income	12,182	—	—	(F)	12,182
Retained earnings	330,204	(3,365)	3,365	(F)	330,204

Total stockholders’ equity	526,589	35,381	(35,381)		526,589

Total liabilities and stockholders’ equity	$1,550,277	$69,785	$(5,917)		$1,614,145

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

SYNNEX CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except for per share amounts)

	Historical
	Fiscal Year Ended November 30, 2006	Fiscal Year Ended December 31, 2006
	SYNNEX	RGC	Pro Forma Adjustments		Pro Forma Combined
Revenue	$6,343,514	$249,107	$—		$6,592,621
Cost of revenue	6,058,155	227,156	—		6,285,311

Gross profit	285,359	21,951	—		307,310
Selling, general and administrative expenses	189,117	28,927	(5,197	)(G)	212,847
Impairment of intangibles	—	16,480	—		16,480

Income from operations before non-operating items, income taxes and minority interest	96,242	(23,456)	5,197		77,983
Interest expense and finance charges, net	16,659	1,193	1,543	(H)	19,395
Other (income) expense, net	(570)	(775)	775	(I)	(570)

Income from operations before income taxes and minority interest	80,153	(23,874)	2,879		59,158
Provision for income taxes	28,320	—	1,008	(J)	29,328
Minority interest in subsidiary	448	—	—		448

Net Income	$51,385	$(23,874)	$1,871		$29,382

Basic earnings per share	$1.73				$0.99

Diluted earnings per share	$1.61				$0.92

Basic shares	29,700				29,700

Diluted weighted average common shares outstanding	32,014				32,014

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

SYNNEX CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except for per share amounts)

	Historical
	Three Months Ended February 28, 2007	Three Months Ended March 31, 2007	Pro Forma Adjustments		Pro Forma Combined
	SYNNEX	RGC
Revenue	$1,588,276	$34,907	$—		$1,623,183
Cost of revenue	1,513,852	31,646	—		1,545,498

Gross profit	74,424	3,261	—		77,685
Selling, general and administrative expenses	49,481	5,973	(782	)(G)	54,672

Income from operations before non-operating items and income taxes	24,943	(2,712)	782		23,013
Interest expense and finance charges, net	3,058	245	386	(H)	3,689
Other (income) expense, net	(158)	(507)	507	(I)	(158)

Income from operations before income taxes	22,043	(2,450)	(111)		19,482
Provision for income taxes	8,168	—	(39	)(J)	8,129

Net income	$13,875	$(2,450)	$(72)		$11,353

Basic earnings per share	$0.45				$0.37

Diluted earnings per share	$0.43				$0.35

Basic shares	30,548				30,548

Diluted weighted average common shares outstanding	32,372				32,372

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

SYNNEX CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(amounts in thousands, except for per share amounts)

1.	BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of February 28, 2007, the unaudited pro forma condensed combined statements of operations for the year ended November 30, 2006 and the quarter ended February 28, 2007 are based on the historical financial statements of SYNNEX Corporation (the “Company” or “SYNNEX”) and Redmond Group of Companies (“RGC”) after giving effect to the Company’s acquisition of RGC (the “Acquisition”) and the assumptions and adjustments described in the notes herein. RGC’s fiscal year ends on December 31 and SYNNEX’s fiscal year ends on November 30. No pro forma adjustments were required to conform RGC accounting policies to SYNNEX’s accounting policies. RGC’s historical financials were prepared in accordance with Canadian generally accepted accounting principles. No differences existed between Canadian generally accepted accounting principles for the acquired net assets of RGC and generally accepted accounting principles in the United States (“US GAAP”); accordingly, the accompanying unaudited pro forma combined consolidated financial statements do not include any adjustments to the historical financial statements of RGC to conform to US GAAP. The unaudited pro forma condensed combined balance sheet as of February 28, 2007 is presented as if the Acquisition occurred on February 28, 2007 and due to different fiscal period ends, combines the historical balance sheet for SYNNEX at February 28, 2007 and the historical balance sheet of RGC at March 31, 2007. RGC’s balance sheet was prepared in Canadian dollars and has been translated into U.S. dollars at the March 31, 2007 exchange rate.

The unaudited pro forma condensed combined statement of operations of SYNNEX and RGC for the year ended November 30, 2006 and the quarter ended February 28, 2007 are presented as if the Acquisition had taken place on December 1, 2005, and due to different fiscal period ends, combines the historical results of SYNNEX for the year ended November 30, 2006 and the historical results of RGC for the year ended December 31, 2006 and combines historical results of SYNNEX for the quarter ended February 28, 2007 and the historical results of RGC for the quarter ended March 31, 2007. The income and expense amounts in RGC’s historical statement of operations were recorded in Canadian dollars and are translated to US dollars at the average exchange rates for the period.

Pursuant to the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to the unaudited pro forma combined condensed financial statements, has been allocated to the assets acquired and liabilities assumed, as applicable, based on their respective estimated fair values. SYNNEX’s management evaluated the excess of the estimated purchase price over the net tangible assets acquired and determined there were no separately identifiable acquired intangible assets; accordingly, such excess was recorded as goodwill. RGC’s purchased operations consisted primarily of distributing products to the consumer electronics’ industry. Based on the nature of these operations, there were no separately identifiable intangible assets identified. In accordance with the acquisition agreement, $3.1 million of the purchase price was not distributed pending the finalization of the net tangible assets acquired. Changes to the net tangible assets acquired, primarily relating to inventory and accounts receivable, will result in a corresponding increase or decrease in the final purchase price.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of SYNNEX that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of SYNNEX. The unaudited pro forma financial statements do not reflect any operating efficiencies, synergies or cost savings that the Company may achieve with respect to the combined companies. The unaudited pro forma condensed combined financial statements should be read in conjunction with SYNNEX’s historical consolidated financial statements and accompanying notes to SYNNEX’s annual reports on Form 10-K and RGC’s combined consolidated financial statements as of December 31, 2006 and the two years then ended which are incorporated herein as Exhibit 99.2.

2.	RGC Acquisition

On May 1, 2007, SYNNEX Canada Limited (“SYNNEX Canada”), a Canadian subsidiary of SYNNEX, acquired substantially all of the assets of RGC, an independent distributor of consumer electronics. Total consideration for the purchase was approximately $29,309 in cash and assumed debt of $11,851. Approximately $3,062 of the cash price payable is subject to confirmation of net tangible assets acquired, primarily related to accounts receivable and inventory. The acquisition agreement allows for an additional $440 to be paid if certain milestones are met in the first 13 months following the closing date. The acquisition of RGC further supports SYNNEX Canada’s expansion in its consumer electronics distribution business. The RGC business has been fully integrated within SYNNEX Canada.

The acquisition of substantially all of the assets of RGC has been accounted for as a business combination. Assets acquired and liabilities assumed were recorded at their fair values as of May 1, 2007. The total preliminary purchase price is comprised of:

Cash	$26,247
Cash consideration payable	3,062
Transaction Costs	235

Total preliminary purchase price	$29,544

The pro forma basic and diluted earnings per share are based on the weighted average number of shares of SYNNEX common stock outstanding. There were no shares exchanged as part of the Acquisition.

The total purchase price was allocated to RGC’s net tangible assets based on the fair values as of May 1, 2007. The excess of the purchase price over the net tangible assets was recorded as goodwill. The total preliminary purchase price was allocated as follows:

Accounts Receivable	$20,492
Inventory	25,851
Other assets	602
Accounts Payable	(22,672)
Property and equipment, net	921
Debt	(11,851)
Goodwill*	16,201

Total preliminary purchase price	$29,544

*	Goodwill represents the excess of the purchase price over the fair value of tangible assets acquired. Goodwill amounts are not amortized, but rather are tested for impairment on an annual basis. The amount of impairment loss would be recognized as the excess of the asset’s carrying value over its fair value and would be recognized during the fiscal quarter in which such determination is made. Factors the Company considers the cause of impairment include: significant changes in the manner of use of acquired asset, negative industry or economic trends, and significant underperformance relative to historical or projected operating results. No impairment has been identified since the acquisition of RGC by the Company.

The Company accrued $2,358 in restructuring costs in accordance with Emerging Issues Task Force 95-3 “Recognition of Liabilities in Connection with a Purchase Business Combination” (“EITF 95-3”). These charges are primarily associated with facilities consolidation of $1,050, workforce reductions of $ 691 and contract termination costs of $ 617.

3.	PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet:

(A)	Represents the differences between the fair value and the historical amount of assets acquired on the date of the acquisition, including $215 in other current assets and $484 in other assets.

(B)	To eliminate RGC’s historical goodwill of $1,977 and record the fair value of goodwill as a result of the Acquisition. The purchase date was May 1, 2007, however the Acquisition was assumed to occur on February 28, 2007 for purposes of the unaudited pro forma condensed combined balance sheet. Accordingly, the goodwill amount shown in the unaudited pro forma condensed consolidated balance sheet differs from the goodwill recorded on Acquisition as disclosed in the Company’s Annual Report on Form 10-K. To adjust RGC’s intangible assets due to the determination there were no separately identifiable intangible assets acquired.

(C)	Represents the assets and liabilities not acquired by SYNNEX, including $600 in other current assets and $8,691 in other assets.

(D)	The Company increased its borrowings under its asset securitization program to fund the Acquisition.

(E)	To record cash consideration payable to RGC of $3,062 and restructuring costs accrued in accordance with EITF 95-3 of $2,358.

(F)	To eliminate RGC’s equity.

The following pro forma adjustments are included in the unaudited pro forma condensed combined statement of operations:

(G)	No identifiable intangible assets were acquired as result of the Acquisition. Therefore, the Company adjusted the amortization expense of $5,197 for the year ended November 30, 2006 and $782 for the quarter ended February 28, 2007.

(H)	To record interest expense of $1,543 for the year ended November 30, 2006 and $386 for the quarter ended February 28, 2007 primarily related to the borrowings used by the Company to fund the Acquisition at an interest rate of 5.88% for the year ended December 31, 2006 and the quarter ended February 28, 2007.

Effect on Net Income of a 1/8% variance in interest rate:

	Net Income given a 1/8% decrease in Interest Rate	Net Income Assuming No change in Interest Rate	Net Income given a 1/8% increase in Interest Rate
Annual Net Income	$29,415	$29,382	$29,350
Quarterly Net Income	$11,360	$11,353	$11,344

(I)	RGC had an equity investment in RLogistics with a carrying value of $7,527 as of March 31, 2007, which was not acquired by the Company. Therefore, related equity income of $775 for the year ended November 30, 2006 and $507 for first quarter ended February 28, 2007 was eliminated.

(J)	Income tax pro forma adjustment was calculated at the statutory tax rate 35%.